Exhibit 32.1

CERTIFICATION OF
PRINCIPAL EXECUTIVE OFFICER AND
PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Radiant Oil & Gas, Inc. (the “Company”) on Form 10-Q for the quarterly period ended June 30, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John M. Jurasin, Principal Executive Officer and Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.
/s/ John M. Jurasin
John M. Jurasin President, Principal Executive Officer, Secretary, Treasurer, Principal Financial Officer, Director (Duly Authorized, Principal Executive Officer and Principal Financial Officer)

Date: January 22, 2014

A signed original of this written statement required by Section 906 has been provided to Radiant Oil & Gas, Inc. and will be retained by Radiant Oil & Gas, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.